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                                 OAK VALUE FUND
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June 29, 2007



Deloitte & Touche LLP
250 Fifth Street, Suite 1900
Cincinnati, Ohio 45202

         Re:      Oak Value Trust



Ladies and Gentlemen:

      Enclosed please find a copy of Item 77K of Form N-SAR which we propose to file with the Securities and Exchange Commission in connection with the cessation of Deloitte & Touche LLP's role as independent auditor.

      Please furnish us with a letter addressed to the Commission stating whether you agree with the statements made therein and, if not, stating the respects in which you do not agree. We will file your letter as an exhibit to the enclosed report.

      Thank you for your assistance.


Very truly yours,

/s/ John F. Splain

John F. Splain
Secretary











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
P.O. Box 46707   Cincinnati, Ohio 45246-0707   Phone: 1-800-622-2474   Fax: 513-587-3438   www.oakvaluefund.com
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DELOITTE                                             DELOITTE & TOUCHE LLP
                                                     Suite 1900
                                                     250 East Fifth Street
                                                     Cincinnati, OH 45201-5340
                                                     USA

                                                     Tel: + 1 513 784 7100
                                                     www.deloitte.com


August 21, 2007


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Sub-Item 77K of Oak Value Trust's Form N-SAR dated August 21, 2007, and have the following comments:

1. We agree with the statements made in the first, second, third, fourth and sixth paragraphs.

2. We have no basis on which to agree or disagree with the statements made in the fifth paragraph.

Yours truly,

/s/ DELOITTE & TOUCHE LLP









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